INDENTURE OF ASSUMPTION OF LIABILITIES

This Indenture of Assumption of Liabilities, dated as of June 3, 1996, from Magnavision Wireless Cable, Inc., a Delaware corporation (hereinafter called "Grantee"), to Magnavision Corporation, a New Jersey corporation (hereinafter called "Magnavision"):
W I T N E S S E T H:

                   WHEREAS, pursuant to a General Indenture of Conveyance, Assignment and Transfer dated as of the date hereof, Magnavision has agreed to transfer, assign and convey and Grantee has agreed to acquire all of Magnavision's right, title and interest in, to and under (i) the license agreement listed on the attached Schedule "A" (the "License"),
         (ii) all of the equipment of Magnavision used in connection with the performance of its obligations pursuant to the License (the "Equipment"), (iii) the use of the name "Magnavision" as the same does and did exist as of the date hereof (the "Name") and (iv) all accounts receivables, leases, licenses, permits, approvals, authorizations and other properties, assets and rights of every name and description, real, personal and mixed, wheresoever situated, owned by Magnavision or to which it may be entitled, all associated with the business and assets arising out of or derived from the License, the Equipment and the Name being transferred (the "Assigned Assets");

                   WHEREAS, simultaneously with the transfer, assignment and conveyance to Grantee of the Assigned Assets, Grantee wishes to deliver to Magnavision a written instrument expressly assuming payment of all liabilities and performance of all obligations of Magnavision relating to or arising out of the Assigned Assets other than the liabilities and obligations hereinafter expressly excluded; and

                   NOW, THEREFORE, Grantee has, in consideration of the foregoing, assumed, and by these presents does hereby assume, payment of all liabilities and performance of all obligations of Magnavision arising from and after the date hereof, relating to the business and assets arising out of or derived from the Assigned Assets, of whatsoever nature or character, whether absolute or contingent, including tax liabilities, other than the following liabilities and obligations:

          (i) Any liabilities and obligations of Magnavision to its stockholders as such;







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          (ii)    Any liabilities and obligations of Magnavision which may be incident to or result from the transfer, assignment and conveyance of the Assigned Assets to Grantee;

          (iii) Any liabilities and obligations of magnavision in respect of any of the rights, properties, or assets of Magnavision expressly retained by Magnavision; and

          (iv) Any liabilities and obligations of Magnavision which may be incident to or result from any suits, actions, proceedings or claims which were filed, brought, commenced or asserted prior to the date hereof, or which are based on events occurring prior to the date hereof, or which are based on or related to products sold or services performed prior to the date hereof, notwithstanding that the date on which such suit, action, proceeding or claim is filed, brought, commenced or asserted is after the date hereof.

This Indenture of Assumption of Liabilities shall be construed under and governed by the laws of the State of New York and may be executed in any number of counterparts, and all such counterparts executed and delivered, each to be considered as an original, shall constitute and have the same force and effect as one and the same instrument.








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


IN WITNESS WHEREOF, Magnavision Wireless Cable, Inc., a Delaware corporation, has caused this Indenture of Assumption of Liabilities to be duly executed as of the date hereinabove set forth.

                        MAGNAVISION WIRELESS CABLE, INC.



                        By:
                           -------------------------------
                           Nicholas Mastrorilli, Sr.,
                           President


(Corporate Seal]

Attest:



- --------------------------
       Secretary








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


                                   SCHEDULE A
                                     LICENSE

The License Agreement, dated August 20, 1990, as amended on January 6, 1994, pursuant to the First Agreement of Amendment to License Agreement, between Magnavision and the Department of Education, Archdiocese of New York and any and all amendments, modifications, supplements and appendices thereto.








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